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                                                                    Exhibit 99.2

                             LETTER TO SHAREHOLDERS
                       OF AMERICAN TECHNOLOGY CORPORATION

This letter is a direct communication from the Chairman of American Technology Corporation (NASDAQ: ATCO).

SAN DIEGO, California, September 24, 2003 - American Technology Corporation (NASDAQ: ATCO)

On Monday we announced the resignation of Mr. James M. Irish as CEO. Mr. Irish resigned so that he could pursue other opportunities. We do not believe the timing or fact of Mr. Irish's departure reflects adversely on the company's business operations, prospects or finances.

Some recent press revisited the "going concern" qualification included by our auditors in their opinion on our financial statements for the year ended September 30, 2002. We expect to report over $9.5 million of cash on hand at fiscal year end on September 30, 2003 with no long-term debt. This is the strongest financial position of our corporate history and we expect will remove the factors causing our auditors to qualify their opinion last year.

We are in low volume production of Generation II HSS systems at the present time and expect to transition to higher volumes in the coming quarter. New HSS systems are built with a free-form emitter design that no longer requires a vacuum. Generation II employs a proprietary PVDF film developed and produced to our specifications. The lead time for film meeting our requirements is one gating factor to increased production. We are pleased by the performance of the new, less costly HSS emitter. Distortion levels are reduced while reliability and durability is improved.

We are assembling emitters in-house and Magnotek Manufacturing Corp. is producing the electronics for HSS systems. We are focused on delivering this exciting new product in increased quantities as rapidly as possible. Generation III, with an enhanced more cost-effective electronics package, is in design and testing for 2004 rollout. Demand for HSS is strong, which we expect to demonstrate as production capacity develops.

Our military business for LRAD/HIDA continues to develop rapidly. We have been engaged in ramping up production of LRAD/HIDA systems and developing specific modifications to these products to meet customer requirements. These units are produced in-house at ATC. Carl Gruenler, our vice president of Military Operations, is leading the team that is developing this important business for ATC.

We believe we have the infrastructure in place and a qualified team with the talents necessary to expand and develop our business. We expect to increase our sales and marketing staff to meet growing business demand. We have a comprehensive patent portfolio. Recent patent actions that have greatly extended our protection especially for the new HSS emitter and next generation electronics. We will continue to focus on Shaping the Future of Sound(TM) with our innovative products.

/s/ Elwood G. Norris
Elwood G. Norris
Chairman




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Safe Harbor  statement  under the Private  Securities  Litigation  Reform Act of
1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the company's most recent filings with the Securities and Exchange Commission. These
forward-looking   statements   are  based  on   information   and   management's
expectations as of the date hereof. Future results may differ materially from the company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

                                      # # #

Editors Note: HyperSonic Sound, HSS, NeoPlanar, PureBass, HIDA, LRAD, and Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation. All other company, product, and service names are the property of their respective owners.


FOR FURTHER INFORMATION CONTACT:

Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com